Exhibit 99.1

   ANSYS, Inc. 2003 Results Set New Record Levels for Revenue and Earnings

    SOUTHPOINTE, Pa., Feb. 12 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced record fourth quarter and annual 2003 results. ANSYS' fourth quarter and year-to-date GAAP results include:

     - Total revenue of $33.3 million, as compared to $25.3 million in the fourth quarter of 2002; total revenue of $113.5 million in 2003 as compared to $91.0 million in 2002;
     - Diluted earnings per share of $0.45 as compared to $0.41 in the fourth quarter of 2002; diluted earnings per share of $1.34 in 2003 as compared to $1.22 in 2002; and
     - Cash flows from operations of $10.1 million in the fourth quarter of 2003 and $38.8 million for the year 2003.

    Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX and acquisition-related amortization (see discussion below), ANSYS' fourth quarter and year-to-date adjusted (non-GAAP) results include:

     - Total adjusted revenue of $33.8 million, as compared to $25.3 million in the fourth quarter of 2002; total adjusted revenue of $116.5 million in 2003 as compared to $91.0 million in 2002;
     - An overall adjusted operating profit margin, excluding total amortization, of 35% as compared to 39% for the fourth quarter of 2002; and an overall adjusted operating profit margin, excluding total amortization, of 32% in 2003 as compared to 32% in 2002; and
     - Adjusted diluted earnings per share of $0.50 as compared to $0.43 for the fourth quarter of 2002; adjusted diluted earnings per share of $1.60 in 2003 as compared to $1.29 in 2002.

    ANSYS President and CEO, Jim Cashman, commenting on the Company's 2003 results, said, "There are four significant factors that have given us the opportunity to achieve increasingly high levels of business performance. First, we have progressed our vision of providing solutions for total product innovation through simulation-driven design. Second, we have maintained a commitment to technical excellence and R&D investment, which has allowed us to drive this vision in a meaningful timeframe. Next, we have stayed true to our business model and disciplines, even in the more difficult economic times of recent, and finally, we have remained committed to the long-standing relationships that we have with our customers, employees and business partners."
    Cashman added, "With these factors in mind, we view 2004 as a year that presents an expanding series of opportunities to continue to advance our technology and service strategies to address the ever-increasing needs and business pressures that our customers face. We believe that ANSYS is ideally positioned to articulate and demonstrate a compelling business proposition to both new and existing customers."
    The adjusted results highlighted above represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures is included in the condensed financial statements included in this release.

    Adjustments to Reported GAAP Financial Results

     - Purchase Accounting Adjustment for Acquired Deferred Revenue:
    As announced February 26, 2003, ANSYS acquired CFX for approximately
$22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately
$4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has and will continue to provide adjusted financial information, which excludes the impact of the purchase accounting adjustment, through this twelve-month period.

     - Acquisition Related Amortization:
    As previously discussed, the Company completed its recent acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets. As a result of the amortization associated with intangible assets, ANSYS' quarterly and year-to-date financial results are not comparable with prior periods.
    To enable investors and other interested parties to compare 2003 financial results to historical and future periods, ANSYS is providing its 2003 fourth quarter and year-to-date reported GAAP results as well as financial results that have been adjusted for the impact of the items described above.

    Fourth Quarter 2003 and Year Ended December 31, 2003 Reported GAAP Results

    ANSYS reported net income for the fourth quarter of $7.2 million, or $0.45 diluted earnings per share, based on 16.4 million weighted average shares outstanding. For the quarter ended December 31, 2002, ANSYS reported net income of $6.3 million, or $0.41 diluted earnings per share, based on
15.4 million weighted average shares outstanding.  For the year ended
December 31, 2003, ANSYS reported net income of $21.3 million, or diluted earnings per share of $1.34, based on 15.9 million weighted average shares
outstanding.   For the year ended December 31, 2002, ANSYS reported net income of $19.0 million, or diluted earnings per share of $1.22, based on
15.6 million weighted average shares outstanding. Cash and short-term investments at December 31, 2003 totaled $83.0 million and ANSYS remains debt free.
    ANSYS will hold a conference call at 10:30 A.M. Eastern Time on February 12, 2004 to discuss fourth quarter results as well as to provide guidance regarding 2004 business prospects. The dial in number is 800-857-7001 and the passcode is "ANSYS". A replay will be available until February 19, 2004 by dialing 800-731-6045. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at www.ansys.com/newsrooms/investor.htm .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with approximately 25 strategic sales locations throughout the world, ANSYS, Inc. employs more than 600 people and distributes its products through a network of channel partners in 40 countries. Visit www.ansys.com for more information.

    Some matters discussed in this news release constitute forward-looking statements under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements include statements with respect to our integrations of CFX and our position to demonstrate a compelling business proposition.
    All forward-looking statements in this press release are subject to risks and uncertainties, such as the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs in the current economic environment, the risk that the CFX business will not perform consistent with operations or that ANSYS will experience unforeseen difficulties integrating this newly-acquired business, the risk that ANSYS' sales will be adversely impacted at a later stage in the current economic downturn, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products in an unstable economy, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ongoing pressure on customer spending will not allow investment in sales, technology innovation and development of key strategic partnerships, the risk that ANSYS' strategic plan will not increase shareholder value over the long run, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products including those described above may not produce anticipated benefits, the risk that changes in the price of our common stock or the existence of competing uses for available cash will affect our willingness to continue the stock repurchase program, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers and regional economies, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2002 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q.
    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of ANSYS Support Distributors provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com .
    ANSYS, DesignSpace, ANSYS DesignModeler, ANSYS DesignXplorer VT, ANSYS DesignXplorer, ANSYS ProFEA, ANSYS Emax, ANSYS Workbench environment, Multi-field, CFX, AI*Environment, AI*NASTRAN, CADOE S.A. and any and all ANSYS, Inc. product names referenced on any media, manual or the like, are registered trademarks or trademarks of subsidiaries of ANSYS, Inc. located in the United States or other countries. NASTRAN is a registered trademark of the National Aeronautics Space Administration. All other product names mentioned are trademarks or registered trademarks of their respective manufacturers.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results.


                         ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                    (in thousands, except per share data)
                                 (Unaudited)

                              Three months ended        Twelve months ended
                           December 31, December 31, December 31, December 31,
                               2003         2002         2003         2002
    Revenue:
      Software licenses      $17,951      $14,052      $58,408      $48,177
      Maintenance and service 15,303       11,215       55,127       42,834

        Total revenue         33,254       25,267      113,535       91,011

    Cost of sales:
      Software licenses        1,492        1,041        5,365        3,897
      Amortization of software
       and acquired
       technologies              726          371        3,028        1,471
      Maintenance and service  3,330        2,038       13,112        7,863
        Total cost of sales    5,548        3,450       21,505       13,231

    Gross profit              27,706       21,817       92,030       77,780

    Operating expenses:
      Selling and marketing    7,523        4,997       24,777       20,089
      Research and development 6,183        4,693       23,792       19,605
      Amortization               281          194        1,055          818
      General and
       administrative          3,291        2,632       12,089       10,194
        Total operating
         expenses             17,278       12,516       61,713       50,706

    Operating income          10,428        9,301       30,317       27,074

    Other (loss) income         (141)        (215)         357          311

    Income before income
     tax provision            10,287        9,086       30,674       27,385

    Income tax provision       3,086        2,817        9,361        8,426

    Net income                $7,201       $6,269      $21,313      $18,959

    Earnings per share - basic:
      Basic earnings per
       share                   $0.47        $0.43        $1.42        $1.30
      Weighted average shares
       - basic                15,239       14,557       14,958       14,598

    Earnings per share - diluted:
      Diluted earnings per
       share                   $0.45        $0.41        $1.34        $1.22
      Weighted average
        shares - diluted      16,398       15,374       15,938       15,594


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                 For the three months ended December 31, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                     Adjusted
                                     As Reported       Adjustments    Results
    Revenue:
      Software licenses                 $17,951            $545(a)    $18,496
      Maintenance and service            15,303               -        15,303

        Total revenue                    33,254             545        33,799

    Cost of sales:
      Software licenses                   1,492               -         1,492
      Amortization of software and
       acquired technologies                726            (621)(b)       105
      Maintenance and service             3,330               -         3,330
        Total cost of sales               5,548            (621)        4,927

    Gross profit                         27,706           1,166        28,872

    Operating expenses:
      Selling and marketing               7,523               -         7,523
      Research and development            6,183               -         6,183
      Amortization                          281            (281)(b)         -
      General and administrative          3,291               -         3,291
        Total operating expenses         17,278            (281)       16,997

    Operating income                     10,428           1,447        11,875

    Other (loss) income                    (141)              -          (141)

    Income before income tax
     provision                           10,287           1,447        11,734

    Income tax provision                  3,086             506 (c)     3,592

    Net income                           $7,201            $941        $8,142

    Earnings per share - basic:
      Basic earnings per share            $0.47                         $0.54
      Weighted average
        shares - basic                   15,239                        15,239

    Earnings per share - diluted:
      Diluted earnings per share          $0.45                         $0.50
      Weighted average
        shares - diluted                 16,398                        16,398

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                 For the three months ended December 31, 2002
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                   Adjusted
                                   As Reported     Adjustments      Results
    Revenue:
      Software licenses               $14,052              $-       $14,052
      Maintenance and service          11,215               -        11,215

        Total revenue                  25,267               -        25,267

    Cost of sales:
      Software licenses                 1,041               -         1,041
      Amortization of software and
       acquired technologies              371           (241)(a)        130
      Maintenance and service           2,038               -         2,038
        Total cost of sales             3,450           (241)         3,209

    Gross profit                       21,817             241        22,058

    Operating expenses:
      Selling and marketing             4,997               -         4,997
      Research and development          4,693               -         4,693
      Amortization                        194           (194)(a)          -
      General and administrative        2,632               -         2,632
        Total operating expenses       12,516           (194)        12,322

    Operating income                    9,301             435         9,736

    Other income                         (215)               -         (215)

    Income before income
     tax provision                      9,086             435         9,521

    Income tax provision                2,817             152(b)      2,969

    Net income                         $6,269            $283        $6,552

    Earnings per share - basic:
      Basic earnings per share          $0.43                        $ 0.45
      Weighted average
        shares - basic                 14,557                        14,557

    Earnings per share - diluted:
      Diluted earnings per share        $0.41                        $ 0.43
      Weighted average
        shares - diluted               15,374                        15,374

    (a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (b) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                For the twelve months ended December 31, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                   Adjusted
                                    As Reported     Adjustments     Results

    Revenue:
      Software licenses               $58,408          $3,000(a)    $61,408
      Maintenance and service          55,127               -        55,127

        Total revenue                 113,535           3,000       116,535

    Cost of sales:
      Software licenses                 5,365               -         5,365
      Amortization of software and
        acquired technologies           3,028         (2,446)(b)        582
      Maintenance and service          13,112               -        13,112
        Total cost of sales            21,505         (2,446)        19,059

    Gross profit                       92,030           5,446        97,476

    Operating expenses:
      Selling and marketing            24,777               -        24,777
      Research and development         23,792               -        23,792
      Amortization                      1,055         (1,055)(b)          -
      General and administrative       12,089               -        12,089
        Total operating expenses       61,713         (1,055)        60,658

    Operating income                   30,317           6,501        36,818

    Other income                          357               -           357

    Income before income tax
      provision                        30,674           6,501        37,175

    Income tax provision                9,361           2,275(c)     11,636

    Net income                        $21,313          $4,226       $25,539

    Earnings per share - basic:
      Basic earnings per share         $ 1.42                         $1.71
      Weighted average
        shares - basic                 14,958                        14,958


    Earnings per share - diluted:
      Diluted earnings per share        $1.34                         $1.60
      Weighted average
        shares - diluted               15,938                        15,938

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                For the twelve months ended December 31, 2002
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                   Adjusted
                                   As Reported       Adjustments    Results

    Revenue:
      Software licenses               $48,177              $-       $48,177
      Maintenance and service          42,834               -        42,834

        Total revenue                  91,011               -        91,011

    Cost of sales:
      Software licenses                 3,897               -         3,897
      Amortization of software and
       acquired technologies            1,471            (923)(a)       548
      Maintenance and service           7,863               -         7,863
        Total cost of sales            13,231            (923)       12,308

    Gross profit                       77,780             923        78,703

    Operating expenses:
      Selling and marketing            20,089               -        20,089
      Research and development         19,605               -        19,605
      Amortization                        818            (818)(a)         -
      General and administrative       10,194               -        10,194
        Total operating expenses       50,706            (818)       49,888

    Operating income                   27,074           1,741        28,815

    Other income                          311               -           311

    Income before income tax
      provision                        27,385           1,741        29,126

    Income tax provision                8,426             609(b)      9,035

    Net income                        $18,959          $1,132       $20,091

    Earnings per share - basic:
      Basic earnings per share         $ 1.30                         $1.38
      Weighted average
        shares - basic                 14,598                        14,598


    Earnings per share - diluted:
      Diluted earnings per share       $ 1.22                         $1.29
      Weighted average
        shares - diluted               15,594                        15,594

    (a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (b) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) above.


                         ANSYS, INC. AND SUBSIDIARIES
                    Condensed Consolidated Balance Sheets
                                (in thousands)
                                 (Unaudited)

                                                   December 31,   December 31,
                                                      2003           2002
    ASSETS:

    Cash & short-term investments                   $ 83,015        $61,132
    Accounts receivable, net                          20,028         15,875
    Other assets                                      76,304         49,994

      Total assets                                  $179,347       $127,001

    LIABILITIES & STOCKHOLDERS' EQUITY:

    Deferred revenue                                 $37,874       $ 26,395
    Other liabilities                                 14,399          9,213
    Stockholders' equity                             127,074         91,393

      Total liabilities & stockholders' equity      $179,347       $127,001

SOURCE  ANSYS, Inc.
    -0-                             02/12/2004
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782/ /Web site: http://www.ansys.com
                http://www.ansys.com/newsrooms/investor.htm /
    (ANSS)

CO:  ANSYS, Inc.
ST:  Pennsylvania
IN:  CPR STW
SU:  CCA ERN MAV